UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Iterum Therapeutics plc
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ITERUM THERAPEUTICS PLC

SUPPLEMENT TO NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND DEFINITIVE PROXY STATEMENT FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS ORIGINALLY SCHEDULED TO BE HELD ON TUESDAY, JANUARY 26, 2021

Iterum Therapeutics plc (the “Company”) has adjourned its extraordinary general meeting of shareholders, which was originally scheduled for January 26, 2021 (the "EGM").  On January 26, 2021, the EGM was convened and adjourned without any business being conducted in accordance with Article 80 of the Company's constitution due to lack of the required quorum. The EGM has been adjourned to Block 2, Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland on January 28, 2021 at 3.00 p.m., Irish time (10.00 a.m., Eastern Time) to allow additional time for the Company's shareholders to vote on the proposals set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2020. Shareholders have thus far strongly supported the proposals.

At the time the EGM was convened, approximately 85% of the Company’s ordinary shares that had been voted had been voted in favour of the proposals. However, since holders of only 48.82% of the issued and outstanding ordinary shares had voted, the necessary quorum of a majority of the issued and outstanding ordinary shares was not reached at the EGM.

The record date for the EGM remains December 16, 2020.

The Company encourages all shareholders of record on December 16, 2020, who have not yet voted, to do so as soon as possible, but no later than the deadlines set out below.

Shareholders who have previously submitted their proxy or otherwise voted on the proposals at the EGM and who do not want to change their vote need not take any action. For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, please contact the company secretary by email, in writing or by telephone as follows: lbarrett@iterumtx.com, c/o Secretary, Iterum Therapeutics plc, Block 2 Floor 3 Harcourt Centre, Harcourt Street, Dublin 2, Ireland, Phone: +353 1 9038354.

As described in the proxy statement, a shareholder may use one of the following methods to vote before the January 28, 2021 adjourned EGM:

1)

You may vote over the Internet. You may vote your shares by following the "Online" instructions on your proxy card. The internet voting facilities for eligible shareholders of record will close at 6:00 a.m., Irish time (1:00 a.m., Eastern Time), the day of the adjourned EGM.

2)

You may vote by telephone. You may vote your shares by following the "Phone" instructions on your proxy card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of each of David G. Kelly and Louise Barrett as your proxy to vote your shares on your behalf in accordance with your telephone instructions. The telephone voting facilities for eligible shareholders of record will close at 6:00 a.m., Irish time (1:00 a.m., Eastern Time), the day of the adjourned EGM.

3)

You may vote by mail. You may vote by completing, dating and signing the proxy card provided to you and promptly mailing it in the provided postage-paid envelope. The Company must receive the completed proxy card by 5.00 p.m., Irish time (12.00 p.m., Eastern Time), on January 27.

4)

You may vote in person. If you attend the EGM, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the EGM. Ballots will be available at the EGM. You may obtain directions to the location of the EGM by requesting them in writing or by telephone as follows: c/o Secretary, Iterum Therapeutics plc, Block 2 Floor 3 Harcourt Centre, Harcourt Street, Dublin 2, Ireland, Phone: +353 1 9038354.

If the shares you own are held in "street name" by a bank, broker or other nominee record holder, which we collectively refer to as "brokerage firms," your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange (“NYSE”), the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Proposals Nos. 1, 2 and 3 are all “non-discretionary” items, meaning that if you do not instruct your brokerage firm on how to vote with respect to these Proposals, your brokerage firm will not vote with respect to the proposals and your shares will be counted as “broker non-votes”. “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates in its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (December 16, 2020) to be admitted to the EGM. To be able to vote your shares held in street name at the EGM, you will need to obtain a proxy card from the holder of record.

A copy of the Company’s proxy statement as previously filed with the SEC is available at no charge on the SEC website at www.sec.gov. In addition, copies of the proxy statement and other documents may be obtained free of charge by accessing the Company’s website at https://ir.iterumtx.com/.

In light of public health concerns related to COVID-19 and the restrictions announced by the Irish Government on December 30, 2020 to reduce the spread of COVID-19 (which will remain in place until at least March 5, 2021), the Company strongly encourages all shareholders on this occasion to submit proxy forms to ensure they can vote and be represented at the EGM without having to physically attend the meeting

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!